  EXHIBIT 10.17

PROMISSORY NOTE

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH HEREIN.

$3,250,000.00	December 1, 2017

Torchlight Energy, Inc., a Nevada corporation (together with its successors and permitted assigns, “Maker”), for value received, HEREBY PROMISES TO PAY to the order of McCabe Petroleum Corporation, a Texas corporation (together with their successors and assigns, the “Holder”), at the Holder’s address set forth in Section 6 hereof or as otherwise directed by Holder, the principal sum of THREE MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 UNITED STATES DOLLARS ($3,250,000.00), together with an annual interest rate of five-percent (5.00%), in strict accordance with these terms and provisions in lawful currency of the United States of America.

Interest on this Promissory Note (“Note”) is due and payable in 36 monthly, interest-only installments of $13,541.66 beginning on January 1, 2018, and continuing thereafter the fifteenth day of each following month. All unpaid principal will be due and payable in full three years after the initial payment (“Maturity Date”).

All payments of the indebtedness evidenced by this Note will be applied in the following order of priority: (a) to the payment or reimbursement of any expenses, costs, or obligations (other than the outstanding principal balance of and interest under this Note) for which Maker is obligated or to which Holder is entitled under this Note, (b) to any accrued but unpaid interest then due and payable, and (c) to the principal amount then due and payable.

1. Voluntary Prepayment of Note. Maker may, from time to time and at any time without premium or penalty, prepay all or any part of the principal amount of this Note, together with all accrued and unpaid interest thereon through the date of prepayment and all accrued and unpaid fees and expenses then payable hereunder. In the event of such partial prepayment, the Holder shall record the date and amount of any such prepayments on the reverse side of this Note, and interest shall cease to accrue on such prepaid principal amounts.

2. Events of Default. The occurrence of any of the following events constitutes an event of default hereunder (each, an “Event of Default”):

(i) Maker defaults in the payment of any portion of the principal of, interest on, or other amounts owing under, this Note when due and payable as provided herein; or

(ii) Maker, pursuant to or within the meaning of Title 11 of the United States Code or any similar Federal or state law for the relief of debtors (each, a “Bankruptcy Law”), (A) commences a voluntary case in bankruptcy or any other action or proceeding for any other similar relief under any Bankruptcy Law, (B) consents by answer or otherwise to the commencement against him of an involuntary case of bankruptcy, (C) seeks or consents to the appointment of a receiver, trustee, assignee, liquidator, custodian or similar official (collectively, a “Custodian”) of him or for all or substantially all of his assets, or (D) makes a general assignment for the benefit of his creditors; or

(iii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against Maker in an involuntary case of bankruptcy against Maker, (B) appoints a Custodian of Maker for all or substantially all of Maker’s assets, or (C) orders the liquidation of Maker’s assets, and the order or decree remains undismissed or unstayed and in effect for 60 days, or any dismissal, stay, rescission or termination thereof ceases to remain in effect;

(iv) any representation or warranty made by Maker in this Note shall be, or shall prove to have been, false or misleading in any material respect when so made; or

(v) this Note shall cease, for any reason, to be in full force and effect; any provision of this Note shall for any reason cease to be valid and binding on or enforceable against Maker; the validity or enforceability of this Note is contested by Maker or any other person or entity; or Maker denies he has any further liability or obligation under this Note.

(a) Upon the occurrence and during the continuance of any Event of Default, if not cured within ten business days following notice to Maker of such Event of Default, the Holder shall have the right, without notice, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration or any other notice or action of any kind, ALL OF WHICH MAKER HEREBY EXPRESSLY WAIVES AND RELINQUISHES, (i) by notice to Maker, to declare the entire principal amount then outstanding on this Note, and all accrued and unpaid interest thereon and all other accrued and unpaid amounts under this Note, immediately due and payable, whereupon all such principal, interest and other amounts shall become immediately due and payable, and the Holder may proceed to enforce the payment of such principal, interest and other amounts, or part thereof, in such manner as the Holder may elect and (ii) to exercise all rights and remedies available to it at law or in equity; provided, however, upon the occurrence of any Event of Default defined in Sections 2(a)(iii), upon the expiration of the sixty (60) day period mentioned therein), the unpaid principal amount of this Note, and all accrued and unpaid interest thereon and all other accrued and unpaid amounts hereunder, shall automatically become due and payable without further act of the Holder. Provided, however, that in the Event of Default, Holder’s right to enforce the obligations under this Note are fully subordinate to all debt Maker has with any bank, whether secured or unsecured.

3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Holder, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law, in equity or otherwise.

4. Representations and Warranties. Maker hereby represents and warrants to the Holder that (a) Maker has the requisite power, authority and legal capacity to enter into and perform his obligations under this Note; (b) this Note has been duly executed and delivered to the Holder by Maker; and (c) this Note is the legal, valid and binding obligation of Maker, enforceable against him in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and by general principles of equity.

5. Right of Set-off. If an Event of Default shall have occurred and be continuing, the Holder is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Holder to or for the credit or the account of Maker against any and all of the obligations of Maker now or hereafter existing under this Note, although such obligations may be unmatured. The Holder agrees promptly to notify Maker after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Holder under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Holder may have.

6. Notices. All notices, requests and other communications required or permitted under this Note shall be in writing and shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by facsimile or other electronic delivery to Maker or the Holder, as the case may be, at its address set forth below:

If to Holder:	If to Maker:
Greg McCabe McCabe Petroleum Company, Inc. 500 W Texas Ave Ste. 890 Midland, Texas 79702	John Brda Torchlight Energy, Inc. 5700 W. Plano Pkwy., Ste. 3600 Plano, Texas 75093
7. Relationship of the Parties. Notwithstanding any business or personal relationship between Maker and the Holder, that may exist or have existed, the relationship between Maker and the Holder under and with respect to this Note is solely that of debtor and creditor, the Holder has no fiduciary or other special relationship with Maker by virtue of this Note, Maker and the Holder are not partners or joint venturers, and no term or condition of any of this Note shall be construed so as to deem the relationship between Maker and the Holder to be other than that of debtor and creditor.

8. Modification and Waiver of this Note. None of the provisions of this Note may be waived, amended, supplemented or otherwise modified except in a writing signed by Maker and the Holder.

9. Successors and Assigns; Transfer. This Note shall be binding upon the successors and assigns of Maker and Holder, and shall inure to the benefit of their successors, assigns, heirs and beneficiaries; provided, however, that neither Maker or Holder may assign, delegate or otherwise transfer any of its rights or obligations under this Note without the prior written consent of the other, which will not be unreasonably withheld. No transfer, assignment, or pledge of this Note shall be valid unless made in compliance with any applicable state and Federal securities laws restrictions and effected on the register. Any transfer, assignment, or pledge of this Note in violation of this paragraph is void ab initio.

10. Severability. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Governing Law. This Note shall be governed by, and for all purposes construed in accordance with, the laws of the State of Texas, without regard to conflicts of law principles thereof.

12. Jurisdiction, Etc.  THIS NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF TEXAS. Maker and Holder hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Southern District of Texas and of any Texas State court sitting in Harris County, Texas, and any appellate court from any thereof, for purposes of any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and Maker and Holder hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court. Maker and Holder agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Holder may otherwise have to bring any action or proceeding relating to this Note in the courts of any jurisdiction to collect on a judgment for this Note.

IN WITNESS WHEREOF, Maker has caused this instrument to be duly executed and delivered to the Holder as of the Issuance Date.

MAKER:

TORCHLIGHT ENERGY, INC.

By:	/s/ John Brda
John Brda
Chief Executive Officer

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